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                                                                    EXHIBIT 10.4


                      [BANK ONE, TEXAS, N.A. LETTERHEAD]

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                             LETTER LOAN AGREEMENT

                                December 8, 1997


Mitcham Industries, Inc.
P. O. Box 1175
Huntsville, Texas  77342-1175

Ladies and Gentlemen:

         This Letter Loan Agreement (the "Loan Agreement") will serve to set forth the terms of the financing transactions by and between Mitcham Industries, Inc., a Texas corporation ("Borrower"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"):

         1. LOAN. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents at any time evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness, as hereinafter defined (collectively, together with this Loan Agreement, referred to hereinafter as the "Loan Documents"), Bank and Borrower hereby agree as follows:

                 (a) Revolving Line of Credit. Subject to the terms and conditions set forth herein, Bank agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through and including 11:00 a.m. (Houston, Texas time) on December 8, 1999, (the "Termination Date"), such amounts as Borrower may request hereunder (the "Revolving Line of Credit"); provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base (as hereinafter defined), or (ii) $15,000,000.00 (the "Committed Sum"). If at any time the aggregate principal amount outstanding under the Revolving Line of Credit shall exceed an amount equal to the Borrowing Base, Borrower agrees to immediately repay to Bank such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. All sums advanced hereunder, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.
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         As used in this Loan Agreement, the term "Borrowing Base" shall have the meaning set forth hereinbelow:

         An amount equal to eighty (80%) of the Borrower's Eligible Accounts, plus fifty percent (50%) of all equipment leased by Borrower to companies or other entities whose principal place of business is located in the United States or Canada.

         As used herein, the term "Eligible Accounts" shall mean at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or leased or services rendered in the ordinary course of business, in which the Bank has a perfected, first priority lien, after deducting (without duplication): (i) each such account that is unpaid ninety (90) days or more after the original invoice date thereof, (ii) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors, (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which payment by the account debtor may be conditional, (v) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (vi) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors, (vii) all accounts owing by any affiliates of Borrower, (viii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Bank of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Bank, (ix) all accounts due Borrower by any account debtor whose principal place of business is located outside the United States of America and its territories, unless such accounts are secured by ExIm Bank or guaranteed by a letter of credit in a form and issued by an institution acceptable to Bank in its sole discretion, (x) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment, (xi) that portion of all account balances owing by any single account debtor which exceeds twenty-five percent 25% of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, and (xii) any other accounts deemed unacceptable by Bank in its sole and absolute discretion; provided, however, if more than twenty percent (20%) of the then balance owing by any single account debtor does not qualify as an Eligible Account under the foregoing





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         provisions, then the aggregate amount of all accounts owing by such account debtor shall be excluded from Eligible Accounts.

The advances under the Revolving Line of Credit shall be collectively called the "Loan". The term "Indebtedness", as used herein, shall mean the Loan and all other indebtedness owing from time to time to Bank by Borrower.

         2. PROMISSORY NOTE. The Loan shall be evidenced by one promissory note (herein called, together with any renewals, extensions and increases thereof, the "Note") of even date herewith, duly executed by Borrower, in the stated principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) and in form and substance acceptable to Bank. Interest on the Note shall accrue at the rate set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Loan Agreement.

         3. GUARANTORS. As a condition precedent to the Bank's obligation under this Loan Agreement to make the Loan to Borrower, Borrower agrees to cause all current and future subsidiaries of Borrower (whether one or more, the "Guarantors") to each execute and deliver to Bank contemporaneously herewith an unlimited guaranty agreement, in form and substance satisfactory to Bank.

         4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants, and upon each request for an advance under the Revolving Line of Credit further represents and warrants, to Bank as follows:

                 (a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and all other states where it is doing business, and has all requisite power and authority to execute and deliver this Loan Agreement and the other Loan Documents.

                 (b) Binding Obligations. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary corporate action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                 (c) No Consent. The execution, delivery and performance of this Loan Agreement and the other Loan





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         Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of Borrower's articles of incorporation or bylaws or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

                 (d) Financial Condition. Each financial statement of Borrower supplied to the Bank, including those dated _________________, 19____ was prepared in accordance with generally accepted accounting principles, consistently applied, in effect on the date such statements were prepared and truly discloses and fairly presents Borrower's financial condition as of the date of each such statement, and there has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to the Bank.

                 (e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

                 (f) Taxes; Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

         5. CONDITIONS PRECEDENT TO ADVANCES. Bank's obligation to make any advance under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and
after giving effect thereto (i) all   representations and warranties made to
Bank by Borrower and any of the Guarantors in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date,
(ii) no material adverse change in the financial condition of Borrower or any of the Guarantors since the effective date of the most recent financial statements furnished to Bank by Borrower or any of the Guarantors shall have occurred and be continuing, (iii) no





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event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default, (iv) Bank's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties, and (v) Bank has received a notice of borrowing with respect to such requested advance.

         6. AFFIRMATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) Bank has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

                 (a) Records; Right of Inspection. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Bank to visit its properties and installations to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

                 (b) Right to Additional Information. Furnish Bank with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Bank may reasonably request from time to time.

                 (c) Taxes. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

                 (d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower or its businesses,





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         operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

                 (e) Insurance. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Bank.

                 (f) Notice of Litigation. Promptly after the commencement thereof, notify Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

                 (g) Notice of Change in Financial Condition. Promptly inform Bank of (i) any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

                 (h) Notice of Indebtedness. Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

                 (i) Evidence of Tax Payments. Upon demand of Bank, provide Bank with evidence of payment of all assessments, taxes, charges, levies, liens and claims on or against Borrower's properties, income or profits, and authorize the appropriate governmental official to deliver to Bank at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income or profits.

                 (j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

         7. NEGATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Bank:

                 (a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.





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                 (b)      Liquidation, Mergers, Consolidations.  Liquidate,
         merge or consolidate with or into any other entity.

                 (c) Sale of Assets. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

                 (d) Liens. Create, incur or assume any lien or encumbrance on any of its assets or properties, including without limitations, the Collateral.

                 (e) Indebtedness. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings that do not exceed $1,000,000.00 in the aggregate principal balance during each fiscal year of Borrower, (ii) borrowings from Bank, or (iii) borrowings outstanding on the date hereof and disclosed in writing to Bank.

                 (f) Change in Management. Permit a change in the position of President held by Billy F. Mitcham, Jr.

                 (g) Loans. Make any loans to any person or entity, including any Affiliate (as defined below) of Borrower, except advances or extension of credit in the form of accounts receivable incurred in the ordinary course of business.

                 (h) Transaction with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower.

         As used herein, the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

         8. FINANCIAL COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will maintain the following financial covenants on a consolidated basis:





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                 (a)      Tangible Net Worth.  Borrower will maintain, at all
         times, its Tangible Net Worth at not less than $33,500,000.00, which Tangible Net Worth shall increase each fiscal quarter by an amount equal to fifty percent (50%) of Borrower's net income for such quarter.

                 (b) Debt Service. Borrower will maintain, as of the last day of each fiscal quarter, a ratio (the "Debt Service Coverage Ratio") of (a) net income after taxes plus depreciation, amortization and other non-cash expenses for the 12 month period ending with such fiscal quarter, less Distributions for such 12 month period, to (b) current maturities of long-term debt (including an amount equal to one-third (1/3) of the outstanding balance under the Revolving Line of Credit) plus, without duplication, interest expense for such quarter, of not less than 1.25 to 1.0.

                 (c) Dividends. Following the occurrence and continuance of an Event of Default, or if an Event of Default would result from such distribution or dividend, Borrower agrees not to declare or pay any dividends on any shares of Borrower's capital stock, make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Borrower's capital stock, or make any other distribution, sale, transfer or lease of any of Borrower's assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of principal or interest on indebtedness and obligations owing from time to time by Borrower to Bank. Borrower shall not pay any dividends on any shares of Borrower's capital stock, make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Borrower's capital stock to Borrower's Affiliates at any time, regardless of the existence of an Event of Default.

                 (d) Accounts Receivable. Borrower's accounts receivable greater than 90 days from date of invoice shall not exceed 40% of Borrower's total accounts receivable; provided, however, that any overdue accounts receivable owed by a "Qualified Bankrupt Account Debtor" (as such term is defined below) shall, solely for purposes of this loan covenant, be excluded from the foregoing calculation. For purposes hereof, the term "Qualified Bankrupt Account Debtor" shall mean an account debtor of the Borrower, which account debtor is in Chapter 11 bankruptcy or other similar reorganization proceeding, where, based upon the good-faith judgment of the Borrower and its bankruptcy legal counsel, the





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         prospects for ultimate recovery of a substantial majority of such account debtor's account receivable outstanding balance is reasonably likely.

                 (e) Net Loss. Borrower shall not sustain a net loss for any two consecutive calendar quarters as shown by the financial statements required under Section 9(b) and (c) hereof.

As used herein, the term "Tangible Net Worth" means, as of any date, Borrower's total assets excluding all intangible assets, less total liabilities excluding any indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Lender, such agreement to be in form and substance acceptable to Lender. As used herein, "Distributions" shall mean all dividends and other distributions made by Borrower to its shareholders or partners, as the case may be, other than salary, bonuses and other compensation for services. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied. "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

         9. REPORTING REQUIREMENTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

                 (a) Notice of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Event of Default, as defined herein, or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, the written statement of the President and/or the Chief Financial Officer of Borrower setting forth the details of such Event of Default or event and the action which Borrower proposes to take with respect thereto.

                 (b) Interim Financial Statements. As soon as available, and in any event within forty- five (45) days after the end of each quarter of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and





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         (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

                 (c) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to Bank, together with a certificate of such accountants to Bank stating that in the course of the regular audit of the business of Borrower, which audit was conducted by such accountants in accordance with generally accepted standards, such accountants obtained no knowledge that an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof.

                 (d) Compliance Certificate. Within forty-five (45) days after the end of each fiscal quarter of Borrower, a certificate from the President or Chief Financial Officer of Borrower stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and the other Loan Documents and is not in default of any term or provision hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.

                 (e) Borrowing Base Certificate. Within forty-five (45) days after the end of each month, a borrowing base certificate signed by the President or Chief Financial Officer of Borrower, in form and substance satisfactory to Bank, along with such supporting documentation as Bank may request.

                 (f) Accounts Aging. Within forty-five (45) days after the end of each month, a current aging analysis of Borrower's accounts receivable, in form and substance satisfactory to Bank. Borrower shall provide Bank with a current aging analysis of Borrower's accounts payable, in term and substance satisfactory to Bank, within ten (10) days of each request therefor by Bank.

                 (g) Additional Information. Borrower shall provide Bank with such other information respecting the business, properties or condition of the operations, financial or otherwise, of Borrower as Bank may from time to time request, including but not limited to periodic listing of Borrower's inventory.





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                 (h)      Equipment Location.  Borrower shall provide Bank with
         a report stating the location of all equipment owned by Borrower within forty-five (45) days after the end of each fiscal quarter of Borrower.

                 (i) Additional Information. Borrower shall provide Bank with such other information respecting the business, properties or condition of the operations, financial or otherwise, of Borrower as Bank may from time to time request, including but not limited to periodic listing of Borrower's inventory.


         10. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Loan Agreement:

                 (a) The failure, refusal or neglect of Borrower to make any payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable.

                 (b) The failure of Borrower to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and, with respect to the covenants contained in Subparagraphs 9(a)-(e), such failure continues for a period of thirty (30) days after the occurrence thereof.

                 (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.

                 (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Guarantor is false or misleading in any material respect.

                 (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

                 (f) If Borrower or any Guarantor: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding





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
         brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

                 (g) The liquidation, dissolution, merger or consolidation of Borrower or any Guarantor (excluding any merger of any Guarantor with and into Borrower).

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

         11. REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Note and all other Indebtedness, together with all accrued but unpaid interest thereon, and all other Indebtedness shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under any of the Note; provided, however, concurrently and automatically with the occurrence of an Event of Default under subparagraph (f) in the immediately preceding paragraph (i) further advances under the Note shall cease, and (ii) the Note and all other Indebtedness shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be





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exercised in its sole discretion, upon the occurrence of an Event of Default.

         12. RIGHTS CUMULATIVE. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

         13. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

         14. BENEFITS. This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

         15. NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof (if to Bank, to the attention of the Corporate Banking I Group) and shall be deemed to have been received either, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

         16. CONSTRUCTION. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in Houston, Harris County, Texas.

         17. INVALID PROVISIONS. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         18. EXPENSES. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with
(i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions or modifications thereof, (ii) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (iii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default.

         19. ENTIRE AGREEMENT. This Loan Agreement (together with the other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

         20. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provisions of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

         21. COUNTERPARTS. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

         If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                       Very truly yours,

                                       BANK ONE, TEXAS, N.A.



                                       By: /s/ JOHN E. ELAM
                                          -------------------------------------
                                       Name:   John E. Elam
                                            -----------------------------------
                                       Title:  Vice President
                                             ----------------------------------

                                       Bank's Address:
                                       910 Travis
                                       Houston, Texas  777002
                                       Attn:  Corporate Banking I Group

ACCEPTED AS OF THE DATE
FIRST WRITTEN ABOVE.

BORROWER:

MITCHAM INDUSTRIES, INC.,
a Texas corporation



By: /s/ BILLY F. MITCHAM, JR.
   -----------------------------------
Name:   Billy F. Mitcham, Jr.
     ---------------------------------
Title:  President and CEO
      --------------------------------


Borrower's Address:

P. O. Box 1175
Huntsville, Texas  77342-1175





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